UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2015

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On Monday, March 2, 2015, management of Ocera Therapeutics, Inc. (the “Company”) will present at the 35th Annual Cowen and Company Health Care Conference at 4:50 p.m. EST at the Boston Marriott Copley Place in Boston, MA.  The presentation will include an update on the Company’s “Stop HE” Phase 2b clinical trial of intravenously administered OCR-002 and plans for a Phase 1 clinical trial of an orally deliverable form of OCR-002.   A live audio webcast of the presentation will be available in the “Investors” section of the Company’s website, www.ocerainc.com.  A replay of the presentation will be available for 30 days following the conference for those unable to listen live. A copy of the presentation slide deck is attached hereto as Exhibit 99.1.

The information under Item 7.01 herein, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Ocera Therapeutics, Inc. Presentation Slide Deck

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2015	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
	Name:	Linda S. Grais, M.D.
	Title:	President and Chief Executive Officer